UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2024

Aclarion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41358	47-3324725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8181 Arista Place, Suite 100
Broomfield, Colorado	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 275-2266

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common Stock	ACON	Nasdaq Stock Market
Common Stock Warrants	ACONW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Background

As previously disclosed, on May 16, 2023, Aclarion, Inc. (the “Company”, “we” and “us”) entered into a securities purchase agreement with accredited investors for an unsecured non-convertible note financing. At that time, the Company received $1,250,000 of gross proceeds in connection with the first tranche closing of this financing.

As previously disclosed, on September 1, 2023, the Company closed the second tranche of this financing. The Company received an additional $750,000 of gross proceeds in connection with the second tranche closing of this financing.

As previously disclosed, on November 1, 2023, the Company closed a third tranche of this financing. The Company received an additional $250,000 of gross proceeds in connection with the third tranche closing of this financing.

As previously disclosed on January 22, 2024, the Company entered into an exchange agreement with the accredited investors to exchange principal and accrued interest on the notes for shares of common stock.

Item 1.01 Entry into a Material Definitive Agreement.

Additional Exchange Agreements

From January 23 to January 26, 2024, the Company entered into additional exchange agreements with the accredited investors.

The Company has issued (pursuant to all of the exchange agreements) an aggregate 500,000 shares of common stock to exchange an aggregate of approximately $1,185,226 of principal and accrued interest on the notes.

As a result of the exchange agreement transactions, the Company’s outstanding shares of common has increased to 1,791,375 shares as of January 26, 2024.

The Company and the accredited investors may elect in the future to effect additional exchanges of the notes for common stock. Any such future exchanges would be negotiated and agreed to among the parties. The parties expect that any such future exchanges, if any, would be on substantially similar terms as are described in the form of Exchange Agreement filed as exhibit 10.1 to our Current Report on Form 8-K on January 23, 2024.

Notwithstanding that the Company desires to consummate one or more additional exchanges in the future, at this time the Company has no such additional oral or written agreements to consummate any such exchanges, and, as such, we cannot guarantee that any such exchanges will occur in the future. The occurrence of any such exchange is contingent on reaching mutual agreement with the institutional investor on the terms and conditions and the execution and delivery of one or more additional definitive agreements with respect thereto.

The foregoing description of the exchange agreements is a summary only, does not purport to be complete and is qualified in its entirety by the full text of the form of Exchange Agreement, a copy of was filed as Exhibit 10.1 to our Current Report on Form 8-K on January 23, 2024 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the exchange common shares is incorporated by reference into Item 3.02 of this Current Report on Form 8-K.

The issuance of the exchange common shares is intended to be exempt from registration pursuant to the exemptions under Section 3(a)(9) and Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARION, INC.

January 29, 2024	By:	/s/ John Lorbiecki
	Name:	John Lorbiecki
	Title:	Chief Financial Officer

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